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                                                                 Exhibit (h)(10)

                 THREADNEEDLE ASSET MANAGEMENT HOLDINGS LIMITED
                                  ("Licensor")

                                     - and -

                       Those parties listed in Schedule A
                                  ("Licensees")

                                   ----------

                     FORM OF AMENDMENT TO TRADE MARK LICENCE

                                   ----------

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THIS AMENDMENT AGREEMENT is made the ___ day of July 2009

BETWEEN:

(1) THREADNEEDLE ASSET MANAGEMENT HOLDINGS LIMITED (company number 3554212) whose registered office is at 60 St Mary Axe, London EC3A 8JQ (the "Licensor"); and

(2)  Each of those parties listed in Schedule A (each a "Licensee").

WHEREAS:

(A) On 10 July 2004, the Licensor and certain Licensees entered into a Trade Mark Licence (the "Agreement").

(B)  The Threadneedle Asia Pacific Fund will be launched on or about 15 July
     2009;

(C) The parties now wish to include the Threadneedle Asia Pacific Fund as party to the Agreement;

(D) The parties wish to amend and restate Schedule A to the Agreement by mutual consent in writing.

IT IS NOW AGREED AS FOLLOWS:

1.   INTERPRETATION

1.1 Unless otherwise defined in this Amendment Agreement, terms in initial capitals have the same meaning as in the Agreement.

2.   RESTATEMENT OF SCHEDULE A

2.1 With effect from ___ July 2009, Schedule A to the Agreement is amended and restated in its entirety by the new Schedule A attached to this Amendment Agreement.

3.   MISCELLANEOUS

3.1 All other terms of the Agreement continue to apply and remain unchanged by this Amendment Agreement.

3.2 This Amendment Agreement may be executed in up to four counterparts, each of which shall be deemed an original and which together constitute one and the same agreement.

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3.3  The terms of this Amendment Agreement shall be governed by and construed in accordance with the laws of England.

Signed for and on behalf of             Signed for and on behalf of RIVERSOURCE
THREADNEEDLE ASSET MANAGEMENT           GLOBAL SERIES, INC.:
HOLDINGS LIMITED:


-------------------------------------   ----------------------------------------
By:                                     By:

Title:                                  Title:

Date:                                   Date:


Signed for and on behalf of             Signed for and on behalf of RIVERSOURCE
RIVERSOURCE INTERNATIONAL SERIES,       VARIABLE SERIES TRUST
INC.:


-------------------------------------   ----------------------------------------
By:                                     By:

Title:                                  Title:

Date:                                   Date:

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                                   SCHEDULE A

1.   Threadneedle Emerging Markets Fund;
     Threadneedle Global Equity Fund;
     Threadneedle Global Extended Alpha Fund; and
     Threadneedle Global Equity Income Fund,
     each a series of RiverSource Global Series, Inc., a Minnesota corporation.

2.   Threadneedle Asia Pacific Fund;
     Threadneedle European Equity Fund; and
     Threadneedle International Opportunity Fund, each a series of RiverSource International Series, Inc., a Minnesota corporation.

3.   Threadneedle Variable Portfolio - Emerging Markets Fund; and
     Threadneedle Variable Portfolio - International Opportunity Fund, each a series of RiverSource Variable Series Trust., a Massachusetts business trust.